UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 4, 2004



                                QUIET TIGER, INC.
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                           (formerly Fan Energy Inc.)
             (Exact name of registrant as specified in its charter)



           Nevada                    333-47699                   77-0140428
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State or other jurisdiction         Commission                  IRS Employer
of incorporation                    File Number            Identification Number



668 N. 44'th Street, Suite 233 ,  Phoenix, Arizona                     85008
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    (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number including area code: (602) 267-3800



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 4, 2004 the written consent, of a majority of disinterested outstanding common shares of record at February 4, 2004 of Quiet Tiger, became effective to approve the issuance of 10,152,704 restricted common shares valued by the Company at $.03 per share to SunnComm Technologies, Inc., "SunnComm", for $304,581 of debt incurred for cash advances and administrative and overhead expenses charged to the Company and to approve the issuance of 64,000,000 restricted common shares valued by the Company at $.03 per share for a total consideration of $1,920,000 to SunnComm and the assumption of a $110,000 outstanding debt due to a consultant for an Exclusive Marketing Agreement with its commercial copy protection technology on CD's and all of its continuing upgrades. The agreement also requires Quiet Tiger to advance $138,000 a month against future royalties and an additional $12,000 for services being provided by SunnComm. The first such payment shall be made on March 31, 2004.

The Exclusive Marketing Agreement gives the Company the exclusive marketing rights for SunnComm's optical media enhancement and control technologies. The consideration was determined based upon a discount to the present value of pro


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ACQUISITION OR DISPOSITION OF ASSETS - continued

forma sales projections mutually agreed upon by both companies. The value of Quiet Tiger's restricted common shares was determined to be $.03 per share. The deemed value was determined based upon a completed private placement on February 2, 2004 with and unrelated third party.

Prior to the approved transactions, SunnComm owned 22,587,710 shares of the Company approximating 34 % of all of the outstanding shares of Quiet Tiger. After receiving 74,152,704 restricted common shares of Quiet Tiger, SunnComm will own a total of 96,740,414 restricted common shares approximating 69% of all of the outstanding shares. This transaction did not result in a change of control because SunnComm has consistently maintained significant influence since its initial acquisition of approximately 52 % of Quiet Tiger on May 3, 2002 and decline below 50% since May 3, 2002 and subsequent increase to 69%. Both companies have one director and officer in common.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On March 5, 2004, the Company's principal accountant, James C. Marshall, CPA, P.C. of Scottsdale, Arizona resigned. The audit reports on the Company's financial statements for the years ended December 31, 2002 and 2001 were unqualified. The board of directors of the Company accepted the resignation of James C. Marshall, CPA, P.C The Company had no disagreements with James C. Marshall, CPA, P.C. during the years ended December 31, 2002 and 2001.

On March 5, 2004 the Company appointed Semple & Cooper, LLP of Phoenix, Arizona as its new principal accountant to audit the Company's financial statements for the year ended December 31, 2003. The Company did not have any consulting arrangements with Semple & Cooper, LLP prior to their appointment.

ITEM 7: EXHIBITS

     10.1 Exclusive Marketing Agreement with SunnComm Technologies, Inc. dated February 2, 2004.

     16.1 Letter from James C. Marshall, P.C. dated March 10, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2004

                                         QUIET TIGER INC.

                                      By  /s/ William H. Whitmore, Jr.
                                          --------------------------------------
                                              William H. Whitmore, Jr. President

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